UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2017
Brown & Brown, Inc.
(Exact Name of Registrant Specified in Charter)
Florida
(State or other jurisdiction of incorporation)

001-13619 (Commission File Number)	59-0864469 (I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code (386) 252-9601
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On May 3, 2017, shareholders of Brown & Brown, Inc. (the “Company”) approved an amendment to the Brown & Brown, Inc. 2010 Stock Incentive Plan (the “SIP”) to increase the aggregate number of shares available for issuance under the SIP by 1,300,000 shares (the shareholder vote is addressed under Item 5.07 below). The Board previously approved the amendment to the SIP, subject to approval by the Company’s shareholders. A brief summary of the SIP was included as part of Proposal 5 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2017 (the “Proxy Statement”). The summary of the SIP contained in the Proxy Statement is qualified in its entirety by reference to the full text of the SIP, as amended, which is filed as Exhibit 10.1 to this report and is incorporated in response to this Item by reference thereto.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 3, 2017, the Company held its Annual Meeting of Shareholders (the “Meeting”). Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.
A total of 140,269,009 shares were outstanding and entitled to vote as of February 27, 2017 (the record date for the Meeting). Of this amount 132,029,067 shares, representing approximately 94.13% of the total number of shares outstanding, were represented in person or by proxy, constituting a quorum for the transaction of business, and were voted at the Meeting.
At the Meeting, shareholders elected J. Hyatt Brown, Samuel P. Bell, III, Hugh M. Brown, J. Powell Brown, Bradley Currey, Jr., Theodore J. Hoepner, James S. Hunt, Toni Jennings, Timothy R.M. Main, H. Palmer Proctor, Jr., Wendell S. Reilly and Chilton D. Varner to serve as directors until the next annual meeting of shareholders and until their respective successors are elected and qualified.
The table below sets out the number of votes cast for, and votes withheld from, each director:

Directors	Votes For	Votes Withheld	Broker Non-Votes
J. Hyatt Brown	112,150,092	9,205,860	10,673,115
Samuel P. Bell II	112,725,522	8,630,430	10,673,115
Hugh M. Brown	118,938,012	2,417,940	10,673,115
J. Powell Brown	120,803,578	552,374	10,673,115
Bradley Currey, Jr.	111,232,065	10,123,887	10,673,115
Theodore J. Hoepner	112,559,055	8,796,897	10,673,115
James S. Hunt	121,124,249	231,703	10,673,115
Toni Jennings	121,005,513	350,439	10,673,115
Timothy R.M. Main	115,783,505	5,572,447	10,673,115
H. Palmer Proctor, Jr.	121,122,945	233,007	10,673,115
Wendell S. Reilly	112,692,589	8,663,363	10,673,115
Chilton D. Varner	118,933,232	2,422,720	10,673,115

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2017. Of the shares voted, 129,329,247 voted in favor, 2,632,007 voted against and 67,813 abstained.

The shareholders approved, on an advisory basis, the compensation of the Named Executive Officers. Of the shares voted, 120,275,923 voted in favor, 1,008,733 voted against and 71,294 abstained. There were also 10,673,117 broker non-votes.

The shareholders approved, on an advisory basis, one year as the interval at which an advisory vote on the compensation of the Named Executive Officers will be conducted. Of the shares voted, 107,364,625 voted in favor of a one year interval, 599,370 voted in favor of a two year interval, 12,987,015 voted in favor of a three year interval, and 404,938 abstained. There were also 10,673,119 broker non-votes. In light of these results, the Company expects to publicly disclose within 150 days of the Meeting, by an amendment to this Current Report on Form 8-K, its determination as to the frequency with which future advisory votes on compensation of the Named Executive Officers will be conducted.

The shareholders also approved the amendment of the SIP to increase the aggregate number of shares available for issuance under the SIP by 1,300,000 shares. Of the shares voted, 115,631,750 voted in favor, 5,601,117 voted against and 123,083 abstained. There were also 10,673,117 broker non-votes.
Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibit is filed herewith:

10.1        Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2016

BROWN & BROWN, INC.

By: /s/ Robert W. Lloyd

Robert W. Lloyd
Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.        Description of Exhibit

10.1            Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended